Calculation of Filing Fee Tables
S-3
Powerus Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Common Stock, par value $0.001 per share	457(o)			$ 0.00
Fees to be Paid		Equity	Preferred Stock, par value $0.001 per share	457(o)			$ 0.00
Fees to be Paid		Debt	Debt Securities	457(o)			$ 0.00
Fees to be Paid		Other	Warrants	457(o)			$ 0.00
Fees to be Paid		Other	Depositary Certificates	457(o)			$ 0.00
Fees to be Paid		Other	Units	457(o)			$ 0.00
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 250,000,000.00	0.000087	$ 21,750.00
Fees to be Paid	2	Equity	Common Stock, par value $0.001 per share (offered by the selling stockholders)	Other	7,409,209	$ 2.16	$ 16,003,891.44	0.000087	$ 1,392.34
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 266,003,891.44		$ 23,142.34
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 23,142.34
Offering Note
[1]	In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered or issued from stock splits, stock dividends or similar transactions. There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock, or debt securities, such indeterminate number of depositary certificates and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $250,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price of all securities to be offered by the Registrant. In no event will the aggregate initial offering price of all securities issued by the Registrant pursuant to this registration statement exceed $250,000,000.

[2]	In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered or issued from stock splits, stock dividends or similar transactions. Represents 7,409,209 shares of common stock offered for resale by the selling stockholders named in the registration statement, consisting of 2,359,667 shares of common stock currently outstanding and 5,049,542 shares of common stock issuable upon the exercise of pre-funded warrants held by the selling stockholders. Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(g) under the Securities Act, based on the average of the high and low sale prices per share of common stock on October 14, 2026, as reported on The Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date